                                                                   EXHIBIT 11.1


                WORLDWIDE WIRELESS SYSTEMS, INC. AND SUBSIDIARY






                                                                                            Three Months Ended
                                                       Year Ended June 30,                     September 30,
                                               -----------------------------------   ---------------------------------
                                                   1996               1997              1996              1997
                                               ----------------   ----------------   --------------   ----------------
Net (loss) .................................    $ (1,131,245)      $ (1,684,533)      $ (392,924)      $ (2,458,262)
                                                ============       ============       ==========       ============
Weighted average number of common
 shares outstanding (1)   ..................       2,942,739          2,968,302        2,968,302          2,968,302
Shares issuable upon the conversion of
 debt (including interest converted)  ......          24,405             14,286           14,286             14,286
Incremental shares issuable upon the
 exercise of warrants (1) ..................         788,559            788,559          788,559            788,559
 Less shares assumed repurchased   .........        (366,335)          (366,335)        (366,335)          (366,335)
                                                ------------       ------------       ----------       ------------
Shares  ....................................       3,389,368          3,404,812        3,404,812          3,404,812
                                                ============       ============       ==========       ============
(Loss) per share ...........................    $      (0.33)      $      (0.49)      $    (0.12)      $      (0.72)
                                                ============       ============       ==========       ============



------------

(1) In accordance with the Securities and Exchange Commission's requirements, securities issued during the twelve-month period prior to the filing of the initial public offering have been included in the calculation, using the treasury stock method, as if they were outstanding for all periods prior to the offering.